EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Third Quarter Results

San Mateo, CA, July 28, 2016 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $446.4 million or $0.77 per diluted share for the quarter ended June 30, 2016, as compared to $360.4 million or $0.61 per diluted share for the previous quarter and $504.2 million or $0.82 per diluted share for the quarter ended June 30, 2015.

“Performance for a number of our key strategies continued to improve,” said Greg Johnson, Chairman and CEO of Franklin Resources, Inc. “We were encouraged to see a modest improvement for quarterly flows, as well as better operating results compared with the previous quarter, demonstrating our commitment to expense management. In addition, we continue to strategically invest in the business, most recently with the launch of LibertyShares, our strategic beta and active ETF platform.”

	Quarter Ended		% Change	Quarter Ended	% Change
	30-Jun-16	31-Mar-16	Qtr. vs. Qtr.	30-Jun-15	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,634.3	$1,613.9	1%	$2,000.8	(18)%
Operating income	595.4	537.3	11%	769.8	(23)%
Operating margin	36.4%	33.3%		38.5%

Net income[1]	$446.4	$360.4	24%	$504.2	(11)%
Diluted earnings per share	0.77	0.61	26%	0.82	(6)%

Assets Under Management
(in billions)
Ending	$732.1	$742.6	(1)%	$866.5	(16)%
Average[2]	739.8	737.1	0%	882.6	(16)%
Net new flows	(19.2)	(24.6)		(11.1)

Total assets under management (“AUM”) were $732.1 billion at June 30, 2016, down $10.5 billion or 1% during the quarter primarily due to $19.2 billion of net new outflows partially offset by $9.8 billion of market appreciation and other.

Cash and cash equivalents and investments were $10.7 billion at June 30, 2016, as compared to $10.6 billion at September 30, 2015. Total stockholders’ equity was $12.4 billion at June 30, 2016, as compared to $12.5 billion at September 30, 2015. The Company had 576.8 million shares of common stock outstanding at June 30, 2016, as compared to 603.5 million shares outstanding at September 30, 2015. During the quarter ended June 30, 2016, the Company repurchased 9.3 million shares of its common stock for a total cost of $326.7 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.’s Chairman and CEO Greg Johnson and CFO and Executive Vice President Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or pre-recorded audio commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at investors.franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (877) 523-5612 in the U.S. and Canada or (201) 689-8483 internationally using access code 7055790, any time through August 28, 2016.

Access to the live teleconference will be available at investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13640122, after 2:00 p.m. Eastern Time on July 28, 2016 through August 28, 2016.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Media Relations at (650) 312-2245.

Performance Rankings of Franklin Templeton’s U.S.-Registered and Cross-Border Long-Term Mutual Funds3,4,5:

	Percentage of Assets in Top Two Peer Group Quartiles
Period ended June 30, 2016	1-Year	3-Year	5-Year	10-Year
Equity and Hybrid (AUM: $269 billion)	34%	36%	71%	76%
Fixed Income (AUM: $215 billion)	13%	13%	61%	78%
Total (AUM: $484 billion)	25%	26%	67%	77%

Performance quoted above represents past performance, which cannot predict or guarantee future results. All investments involve risks, including loss of principal.

FRANKLIN RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2016	2015		2016	2015
Operating Revenues
Investment management fees	$1,093.5	$1,340.9	(18)%	$3,375.4	$4,070.9	(17)%
Sales and distribution fees	450.2	566.8	(21)%	1,365.6	1,741.8	(22)%
Shareholder servicing fees	61.5	66.5	(8)%	185.2	198.4	(7)%
Other	29.1	26.6	9%	80.0	63.8	25%
Total operating revenues	1,634.3	2,000.8	(18)%	5,006.2	6,074.9	(18)%
Operating Expenses
Sales, distribution and marketing	553.4	694.0	(20)%	1,673.7	2,136.0	(22)%
Compensation and benefits	326.9	363.5	(10)%	1,043.7	1,116.5	(7)%
Information systems and technology	50.5	58.3	(13)%	151.3	159.4	(5)%
Occupancy	33.1	30.7	8%	96.8	97.1	0%
General, administrative and other	75.0	84.5	(11)%	254.4	256.4	(1)%
Total operating expenses	1,038.9	1,231.0	(16)%	3,219.9	3,765.4	(14)%
Operating Income	595.4	769.8	(23)%	1,786.3	2,309.5	(23)%
Other Income (Expenses)
Investment and other income (losses), net	65.8	(4.7)	NM	113.7	149.9	(24)%
Interest expense	(12.3)	(13.7)	(10)%	(36.5)	(26.7)	37%
Other income (expenses), net	53.5	(18.4)	NM	77.2	123.2	(37)%
Income before taxes	648.9	751.4	(14)%	1,863.5	2,432.7	(23)%
Taxes on income	187.4	217.4	(14)%	578.8	709.5	(18)%
Net income	461.5	534.0	(14)%	1,284.7	1,723.2	(25)%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	14.2	28.6	(50)%	29.7	49.4	(40)%
Redeemable noncontrolling interests	0.9	1.2	(25)%	0.4	(3.3)	NM
Net Income Attributable to Franklin Resources, Inc.	$446.4	$504.2	(11)%	$1,254.6	$1,677.1	(25)%

Earnings per Share
Basic	$0.77	$0.82	(6)%	$2.12	$2.70	(21)%
Diluted	0.77	0.82	(6)%	2.12	2.70	(21)%
Dividends Declared per Share	$0.18	$0.15	20%	$0.54	$0.95	(43)%

Average Shares Outstanding
Basic	578.9	614.1	(6)%	587.9	617.3	(5)%
Diluted	578.9	614.2	(6)%	587.9	617.4	(5)%

Operating Margin	36.4%	38.5%		35.7%	38.0%

AUM (in billions)
Ending	$732.1	$866.5	(16)%	$732.1	$866.5	(16)%
Average	739.8	882.6	(16)%	752.7	887.2	(15)%
Net new flows	(19.2)	(11.1)		(64.4)	(20.2)

FRANKLIN RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and employees)	Three Months Ended		% Change	Three Months Ended
	30-Jun-16	31-Mar-16		31-Dec-15	30-Sep-15	30-Jun-15
Operating Revenues
Investment management fees	$1,093.5	$1,095.2	0%	$1,186.7	$1,256.9	$1,340.9
Sales and distribution fees	450.2	437.0	3%	478.4	510.6	566.8
Shareholder servicing fees	61.5	61.8	0%	61.9	64.4	66.5
Other	29.1	19.9	46%	31.0	41.9	26.6
Total operating revenues	1,634.3	1,613.9	1%	1,758.0	1,873.8	2,000.8
Operating Expenses
Sales, distribution and marketing	553.4	531.7	4%	588.6	626.3	694.0
Compensation and benefits	326.9	374.3	(13)%	342.5	336.8	363.5
Information systems and technology	50.5	49.6	2%	51.2	64.9	58.3
Occupancy	33.1	33.0	0%	30.7	35.6	30.7
General, administrative and other	75.0	88.0	(15)%	91.4	92.1	84.5
Total operating expenses	1,038.9	1,076.6	(4)%	1,104.4	1,155.7	1,231.0
Operating Income	595.4	537.3	11%	653.6	718.1	769.8
Other Income (Expenses)
Investment and other income (losses), net	65.8	17.4	278%	30.5	(109.5)	(4.7)
Interest expense	(12.3)	(12.2)	1%	(12.0)	(12.9)	(13.7)
Other income (expenses), net	53.5	5.2	929%	18.5	(122.4)	(18.4)
Income before taxes	648.9	542.5	20%	672.1	595.7	751.4
Taxes on income	187.4	181.7	3%	209.7	214.2	217.4
Net income	461.5	360.8	28%	462.4	381.5	534.0
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	14.2	1.9	647%	13.6	26.1	28.6
Redeemable noncontrolling interests	0.9	(1.5)	NM	1.0	(2.8)	1.2
Net Income Attributable to Franklin Resources, Inc.	$446.4	$360.4	24%	$447.8	$358.2	$504.2

Earnings per Share
Basic	$0.77	$0.61	26%	$0.74	$0.59	$0.82
Diluted	0.77	0.61	26%	0.74	0.59	0.82
Dividends Declared per Share	$0.18	$0.18	0%	$0.18	$0.15	$0.15

Average Shares Outstanding
Basic	578.9	587.0	(1)%	597.6	607.4	614.1
Diluted	578.9	587.1	(1)%	597.7	607.4	614.2

Operating Margin	36.4%	33.3%		37.2%	38.3%	38.5%

Employees	9,142	9,182	0%	9,412	9,489	9,576
Billable Shareholder Accounts	24.6	24.6	0%	25.1	24.8	25.3

AUM AND FLOWS

(in billions)	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Beginning AUM	$742.6	$880.6	$770.9	$898.0
Long-term sales	22.7	37.7	79.0	130.9
Long-term redemptions	(41.8)	(49.0)	(142.3)	(150.9)
Net cash management	(0.1)	0.2	(1.1)	(0.2)
Net new flows	(19.2)	(11.1)	(64.4)	(20.2)
Reinvested distributions	4.2	5.3	19.0	23.7
Net flows	(15.0)	(5.8)	(45.4)	3.5
Distributions	(5.3)	(6.2)	(22.4)	(27.8)
Appreciation (depreciation) and other[6]	9.8	(2.1)	29.0	(7.2)
Ending AUM	$732.1	$866.5	$732.1	$866.5

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Jun-16	31-Mar-16	% Change	31-Dec-15	30-Sep-15	30-Jun-15
Equity
Global/international	$195.7	$204.7	(4)%	$211.7	$212.1	$247.3
United States	101.1	99.5	2%	102.0	100.8	114.4
Total equity	296.8	304.2	(2)%	313.7	312.9	361.7
Hybrid	135.0	132.6	2%	134.4	138.3	154.8
Fixed Income
Tax-free	76.1	73.6	3%	72.4	71.7	72.7
Taxable
Global/international	165.3	172.8	(4)%	182.0	182.7	208.5
United States	52.8	53.2	(1)%	54.8	58.5	61.8
Total fixed income	294.2	299.6	(2)%	309.2	312.9	343.0
Cash Management	6.1	6.2	(2)%	6.6	6.8	7.0
Total AUM	$732.1	$742.6	(1)%	$763.9	$770.9	$866.5
Average AUM for the Three-Month Period	$739.8	$737.1	0%	$781.5	$824.5	$882.6

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL7

	As of and for the Three Months Ended
(in billions)	30-Jun-16	% of Total	31-Mar-16	% of Total	30-Jun-15	% of Total
Long-Term Sales
United States	$13.6	60%	$14.3	62%	$18.9	50%
International	9.1	40%	8.9	38%	18.8	50%
Total long-term sales	$22.7	100%	$23.2	100%	$37.7	100%
Long-Term Redemptions
United States	$(25.4)	61%	$(27.5)	58%	$(24.9)	51%
International	(16.4)	39%	(19.7)	42%	(24.1)	49%
Total long-term redemptions	$(41.8)	100%	$(47.2)	100%	$(49.0)	100%
AUM
United States	$498.4	68%	$501.2	67%	$578.3	67%
International	233.7	32%	241.4	33%	288.2	33%
Total AUM	$732.1	100%	$742.6	100%	$866.5	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed Income
for the three months ended June 30, 2016	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2016	$204.7	$99.5	$132.6	$73.6	$172.8	$53.2	$6.2	$742.6
Long-term sales	5.0	3.6	3.6	2.4	6.2	1.9	—	22.7
Long-term redemptions	(12.3)	(5.2)	(5.8)	(2.2)	(12.6)	(3.7)	—	(41.8)
Net exchanges	(0.3)	—	—	0.2	(0.2)	0.2	0.1	—
Net cash management	—	—	—	—	—	—	(0.1)	(0.1)
Net new flows	(7.6)	(1.6)	(2.2)	0.4	(6.6)	(1.6)	—	(19.2)
Reinvested distributions	0.2	0.7	1.6	0.5	0.9	0.3	—	4.2
Net flows	(7.4)	(0.9)	(0.6)	0.9	(5.7)	(1.3)	—	(15.0)
Distributions	(0.4)	(0.7)	(1.8)	(0.6)	(1.3)	(0.5)	—	(5.3)
Appreciation (depreciation) and other[6]	(1.2)	3.2	4.8	2.2	(0.5)	1.4	(0.1)	9.8
AUM at June 30, 2016	$195.7	$101.1	$135.0	$76.1	$165.3	$52.8	$6.1	$732.1

(in billions)	Equity			Fixed Income
for the three months ended March 31, 2016	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2016	$211.7	$102.0	$134.4	$72.4	$182.0	$54.8	$6.6	$763.9
Long-term sales	5.4	3.1	3.9	2.2	6.7	1.9	—	23.2
Long-term redemptions	(11.5)	(5.5)	(6.8)	(2.3)	(17.0)	(4.1)	—	(47.2)
Net exchanges	(0.5)	0.2	—	0.2	0.1	(0.1)	0.1	—
Net cash management	—	—	—	—	—	—	(0.6)	(0.6)
Net new flows	(6.6)	(2.2)	(2.9)	0.1	(10.2)	(2.3)	(0.5)	(24.6)
Reinvested distributions	0.2	—	1.2	0.5	1.1	0.3	—	3.3
Net flows	(6.4)	(2.2)	(1.7)	0.6	(9.1)	(2.0)	(0.5)	(21.3)
Distributions	(0.3)	(0.1)	(1.3)	(0.6)	(1.4)	(0.5)	—	(4.2)
Appreciation (depreciation) and other[6]	(0.3)	(0.2)	1.2	1.2	1.3	0.9	0.1	4.2
AUM at March 31, 2016	$204.7	$99.5	$132.6	$73.6	$172.8	$53.2	$6.2	$742.6

(in billions)	Equity			Fixed Income
for the three months ended June 30, 2015	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2015	$251.8	$115.6	$158.2	$74.2	$211.1	$63.1	$6.6	$880.6
Long-term sales	9.8	4.6	5.6	2.1	12.9	2.7	—	37.7
Long-term redemptions	(14.7)	(5.6)	(7.3)	(2.5)	(15.5)	(3.4)	—	(49.0)
Net exchanges	0.3	—	—	(0.1)	(0.3)	—	0.1	—
Net cash management	—	—	—	—	—	—	0.2	0.2
Net new flows	(4.6)	(1.0)	(1.7)	(0.5)	(2.9)	(0.7)	0.3	(11.1)
Reinvested distributions	0.3	0.9	1.7	0.5	1.4	0.5	—	5.3
Net flows	(4.3)	(0.1)	—	—	(1.5)	(0.2)	0.3	(5.8)
Distributions	(0.4)	(0.9)	(1.9)	(0.7)	(1.7)	(0.6)	—	(6.2)
Appreciation (depreciation) and other[6]	0.2	(0.2)	(1.5)	(0.8)	0.6	(0.5)	0.1	(2.1)
AUM at June 30, 2015	$247.3	$114.4	$154.8	$72.7	$208.5	$61.8	$7.0	$866.5

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

4.
Franklin/Templeton Distributors, Inc., a wholly owned subsidiary of Franklin Resources, Inc., is the principal distributor of Franklin Templeton Investments’ U.S. registered funds, which are available only in jurisdictions where an offer or solicitation of such products is permitted under applicable legislation. Products, services and information may not be available in all jurisdictions and are offered outside the U.S. by other Franklin Templeton Investments affiliates and/or their distributors as local legislation permits.

5.
The peer group rankings are sourced from either Lipper, a Thomson Reuters Company, or Morningstar, as the case may be, and are based on an absolute ranking of returns as of June 30, 2016. Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares and do not include sales charges. Franklin Templeton U.S.-registered long-term funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Morningstar rankings for Franklin Templeton cross-border long-term mutual funds are based on primary share classes and do not include sales charges. Performance rankings for other share classes may differ. Results may have been different if these or other factors had been considered. The figures in the table are based on data available from Lipper and Morningstar as of July 7, 2016 and are subject to revision. © 2016 Morningstar, Inc. All rights reserved. The information herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

6.	Appreciation (depreciation) and other includes foreign exchange revaluation.

7.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 180 countries. Through specialized teams, the Company has expertise across all asset classes – including equity, fixed income, alternative and custom solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in 35 countries, the California-based company has more than 65 years of investment experience and $732.1 billion in AUM as of June 30, 2016. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them, and you are hereby cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could harm our operations and reputation.

•
Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #